UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009 (April 22, 2009)

Mid Penn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717).692.2133

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K/A

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 24, 2009, Mid Penn Bancorp, Inc. (“Corporation”) issued press releases discussing its financial results for the first quarter of 2009, and on April 27, 2009 filed a Current Report on Form 8-K including a copy of the press releases as Exhibits 99.1 and 99.2. The press releases inadvertently reported earnings per share and corresponding financial ratios without adjustments relating to the dividends on $10,000,000 in preferred shares issued under the United States Treasury Department’s Troubled Asset Relief Program Capital Purchase Program. In addition, there were typographical errors regarding an asset quality ratio. On May 6, 2009, the Corporation issued press releases announcing the errors and correcting the press releases. The Corporation is hereby amending the Form 8-K filed on April 27, 2009 to furnish copies of the May 6, 2009 press releases as Exhibit 99.1 and 99.2.

The information provided in this Current Report on Form 8-K/A, including the attached exhibit, is being provided pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 6, 2009

99.2	Press Release dated May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.

Date: May 6, 2009	By:	/s/ Rory G. Ritrievi
	Title:	President and Chief Executive Officer